Exhibit 99.1

September 28, 2015

CyrusOne Announces Chief Financial Officer Transition

DALLAS—(BUSINESS WIRE)— CyrusOne today announced that its Chief Financial Officer and Administrative Officer, Kimberly H. Sheehy, will be leaving the Company and will be succeeded by Gregory R. Andrews as Chief Financial Officer.  Mr. Andrews will join the Company as an Executive Vice President on October 19, 2015, and will be appointed as Chief Financial Officer following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.  In order to assist with the transition of financial reporting responsibilities for the Company, Ms. Sheehy will continue as an employee through December 31, 2015.  Thereafter, Ms. Sheehy will serve as a consultant to the Company in connection with the preparation of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

“We are extremely grateful to Kim for her contributions to CyrusOne over the past several years, including her outstanding leadership in developing the people, processes, financial systems and infrastructure necessary to not only support the Company’s REIT conversion and initial public offering, but also its subsequent results as one of the best-performing REITs over the past ten quarters,” commented Gary Wojtaszek, President and Chief Executive Officer of CyrusOne.  “On a personal note, I will miss Kim’s friendship and counsel, and all of us here at CyrusOne certainly wish her the very best in her next endeavor.”

Mr. Andrews brings over 20 years of real estate experience and has previously held CFO and executive management positions with other publicly traded REITs and an investment advisory firm. Most recently, Mr. Andrews served as the Chief Financial Officer of Ramco-Gershenson Properties Trust, a NYSE listed REIT, since 2010.  From 2006 to 2009, Mr. Andrews was Chief Financial Officer of Equity One, Inc., a NYSE listed REIT.  From 1997 until 2006, Mr. Andrews was a Principal at Green Street Advisors, an independent equity research firm focused on REITs. While at Green Street, Mr. Andrews received numerous accolades including being named as an All-Star Analyst by the Wall Street Journal. Mr. Andrews also worked within the commercial real estate and corporate divisions for Bank of America and First Interstate Bank. Mr. Andrews earned his MBA in Finance from the Anderson School of Management at the University of California, Los Angeles and his Bachelor of Arts in Architecture from Princeton University.

“We are extremely pleased to have Greg join the CyrusOne management team,” said Wojtaszek.  “Greg is a highly accomplished executive with significant REIT financial and operational expertise and I am confident that he will play an invaluable role in helping CyrusOne achieve its business objectives.”

“I am very excited to join a management team that is so focused on generating value for stockholders, customers and employees,” said Andrews.  “I look forward to helping support and contribute to CyrusOne’s future growth and success.”

Safe Harbor

This release contains forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements.  These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management.  Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements.  In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements.  Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in documents we file with the Securities and Exchange Commission (SEC).  More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne’s Form 10-K report, Form 10-Q reports, and Form 8-K reports.  Actual results may differ materially and adversely from those expressed in any forward-looking statements.  We undertake no obligation to revise or update any forward-looking statements for any reason.

About CyrusOne

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 900 customers, including nine of the Fortune 20 and over 165 of the Fortune 1000 or equivalent-sized companies.

CyrusOne’s data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne’s National IX platform provides robust connectivity options to drive revenue, reduce expenses, and improve service quality for enterprises, content, and telecommunications companies. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its more than 30 data centers worldwide.

CyrusOne Inc.
Investors
Michael Schafer, 972-350-0060

investorrelations@cyrusone.com

Media
Jacob Smith, 513-671-3811
cyrusone@gyro.com